Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 253778) pertaining to the Porch Group, Inc. 2020 Stock Incentive Plan and Porch.com, Inc. 2012 Equity Incentive Plan of our report dated March 31, 2021, with respect to the consolidated financial statements of Porch Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Seattle, Washington

March 31, 2021